UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  January 8, 2007

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Juris-	(Commission	(I.R.S. Employer
diction of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01  Regulation FD Disclosure

On January 8, 2007, deCODE genetics, Inc. issued the following press release:

deCODE Advancing Lead Product Development Programs

Completes latest clinical trials for heart attack, anti-platelet compounds, preparing to launch first DNA-based diagnostic test

Reykjavik, Iceland, January 8, 2007— deCODE genetics (Nasdaq:DCGN) today provided an update on recent progress in its lead product development programs. The company will provide additional details on its programs, upcoming milestones and financial outlook in its webcast presentation to be delivered at the JP Morgan Healthcare Conference on Thursday, January 11, at 11:30am PST/2:30pm EST.

deCODE’s lead product candidates include:

•                  DG041. In late December deCODE completed its Phase IIa trial for DG041, the company’s novel, oral, first-in-class anti-platelet compound being developed as a lesion-specific means of preventing arterial thrombosis without increasing bleeding time. The dose-ranging Phase IIa trial is examining safety and efficacy in platelet inhibition using biomarkers related to atherosclerosis. The company expects to present data from the trial in the second quarter 2007.

•                  DG051. The company completed in December the Phase I single-dose study of DG051, being developed for the prevention of heart attack. Top line results from this trial show DG051 to be safe and well tolerated at all doses tested; with a favorable pharmacokinetic profile potentially suited to once-a-day dosing; and to provide dose-dependent lowering of levels of leukotriene B4, the product of the leukotriene pathway that deCODE’s genetics work has linked to risk of heart attack. The company expects to begin a multiple-dose Phase I study in the coming weeks.

•                  DG031. The company is evaluating formulation and process combinations to develop new tablets of DG031, the company’s Phase III compound targeting the leukotriene pathway for the prevention of heart attack. deCODE suspended its Phase III trial of DG031 last fall due to tablet manufacturing issues, and the company’s manufacturing schedule is to have sufficient clinical supplies to restart Phase III testing by the end of this year. deCODE is also examining the feasibility of resuming testing of DG031 with a once-a-day dosing regimen.

•                  Diagnostics. deCODE expects to complete the CLIA certification process for its DNA diagnostic reference laboratory in the first quarter of this year, and to begin to offer its first test, for variants in the TCF7L2 gene conferring risk of type 2 diabetes, in the second quarter. The company is also advancing the development of reference laboratory tests for prostate cancer, atrial fibrillation and stroke, heart attack, and breast cancer, and is concurrently developing DNA-based diagnostic test kits for several diseases under its alliance with Illumina.

About deCODE

deCODE genetics (Nasdaq:DCGN) is a global leader in applying human genetics to develop drugs and diagnostics for common diseases. Our population approach has enabled us to discover and target key biological pathways involved in conditions ranging from heart attack to cancer. We are turning these discoveries into new medicine to better treat and prevent many of the biggest challenges to public health. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, and the timing of events, to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.

* * * * * *

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

	By:	/s/ KARI STEFANSSON
Kari Stefansson,
President, Chief Executive Officer

Dated: January 9, 2007